Exhibit 10.4 Owens & Minor, Inc. Officer Severance Policy Organizational or Functional Area(s): Corporate Officers Policy For: Officer Severance Sponsor: The Compensation & Benefits Committee of the Board of Directors

2 1.0 Approval, Review and Revision History Version Description of Revision Stakeholder/ Reviewer Date Title Original Policy Adopted 2005

3 2.0 Purpose The purpose of the policy is to have a formal executive severance policy in lieu of the Company’s general severance policy for Corporate Officers that provides more appropriate and competitive levels of severance where the officer’s employment is involuntarily terminated without Cause or the officer resigns at the request of the Company. 3.0 Applicability and Scope This policy applies to Corporate Officers whose employment is involuntarily terminated by the Company without Cause or who resign at the request of the Company. Furthermore, this policy is intended to cover cash severance based on salary and bonus of the Corporate Officer. The vesting or forfeiture of outstanding equity grants of the Corporate Officer is determined based on the applicable equity grant agreement between the Company and the Corporate Officer. In addition, severance benefits to Corporate Officers following a “change in control” of the Company are covered by separate severance agreements entered into between the Company and the Corporate Officers and are not intended to be covered or determined by this policy. 4.0 Definitions Affiliate Affiliate means, with respect to the applicable person or entity, any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the applicable entity or person. Base Salary Base salary means the annual base salary of the Corporate Officer as of the date of involuntary termination without Cause or resignation at the request of the Company. Bonus Bonus means the amount of cash incentive paid to the Corporate Officer under the Company’s annual incentive program for the applicable year. Cause Cause means one or more of the following by a Corporate Officer: (i) misappropriation, theft or embezzlement of funds or property from the Company or an Affiliate or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or an Affiliate, (ii) conviction of, or entry of a plea of “nolo contendere” with respect to, a felony, or a misdemeanor which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s or an Affiliate’s business, customer or supplier relations, financial condition or prospects, (iii) violation of the Company’s Code of Honor or any successor code of conduct or refusal to sign an acknowledgement to abide by the same; (iv) violation of any material law or regulation to

4 the detriment of the Company or any Affiliate; (v) engagement in conduct that results in or would be reasonably likely to result in material injury to the reputation of the Company or any Affiliate if the Corporate Officer were to continue to be employed by the Company; or (vi) failure to substantially perform (other than by reason of illness or temporary disability, regardless of whether such temporary disability is or becomes a total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or by reason of approved leave of absence) the duties of the officer’s job. Company The Company means Owens & Minor, Inc. Corporate Officers The Corporate Officers include the following officer positions in the Company: Chief Executive Officer President Chief Operating Officer Executive Vice President Senior Vice President Vice President Severance Event Severance Event means the involuntary termination without Cause of the Corporate Officer by the Company or the Corporate Officer’s resignation from the Company at the request of the Company. Severance Period Severance Period means the applicable period of time set forth in the table in Section 5.0 below for the Corporate Officer. Target Bonus Target Bonus means the target cash incentive compensation for the Corporate Officer under the Company’s annual incentive program for the applicable year. 5.0 Policy Statements Upon the occurrence of a Severance Event for a Corporate Officer, subject to the other terms and conditions set forth herein, the Company shall make a severance payment to such Corporate Officer as shown in the following table: Officer Position Severance Amount Severance Period CEO President Chief Operating Officer Executive Vice President Senior Vice President 1.5 x the sum of: • Base Salary • The lower of average Bonus paid or Target Bonus for the three calendar years prior to date of 18 months

5 employment termination Vice President 1.0 x the sum of: • Base Salary • The lower of average Bonus paid or Target Bonus for the three calendar years prior to date of employment termination 12 months Other Benefits. In addition to the severance payment and subject to the other terms and conditions set forth herein, a Corporate Officer will receive the following upon the occurrence of a Severance Event: • Continued medical/dental/vision benefits under the Company’s standard plans and programs for active full-time employees during the applicable Severance Period (i.e., benefits are continued through end of last month of severance under the same terms offered to active full-time employees) or until alternate employment begins • Outplacement services provided by the Company for up to six months following date of termination • Tax preparation and financial counseling services consistent with allowance during employment provided for the applicable Severance Period or until alternate employment begins This policy does not provide for any additional age, pay or service credit benefits under any retirement plans or programs of the Company. Conditions to Receipt of Severance Benefits. As a condition to receiving any of the severance benefits described in this policy, the Corporate Officer must enter into the following agreements with the Company (in form reasonably acceptable to the Company): • a non-compete, non-solicitation (employees and customers), non-disparagement and non-interference agreement for the benefit of the Company and its Affiliates that will apply during the Severance Period • a confidentiality agreement with respect to the Company’s and its Affiliates’ information will apply for an indefinite period • a general release of claims against the Company and its Affiliates arising out of employment Violation of any one of the above-referenced agreements will cause cessation of further severance benefits and require reimbursement of severance amounts paid or benefits provided by the Company.

6 6.0 Standards and Procedures The General Counsel and Senior Vice President of Human Resources shall make all determinations as to the eligibility of a Corporate Officer for severance benefits under this policy and shall be responsible for preparing and approving all documentation relative to the conditions underlying the receipt of severance benefits (including but not limited to agreements of the Corporate Officer on non-competition, non-solicitation, non- disparagement, non-interference, confidentiality and release of claims against the Company and its Affiliates). In the event either the General Counsel or Senior Vice President of Human Resources is the officer whose eligibility for severance benefits under this policy is being evaluated, the one whose eligibility is not being evaluated together with the Chief Executive Officer of the Company shall make the determination of eligibility and satisfaction of conditions. In the event of any question on interpretation of this policy that cannot be resolved by the General Counsel and Senior Vice President of Human Resources, the Chairman of the Compensation & Benefits Committee shall have final discretionary authority to interpret and construe the provisions of this policy. Subject to all conditions being met, severance payments will be made in a cash lump sum within 30 days after the termination date of the Corporate Officer’s employment with the Company; provided that payment will be delayed for six months if the payment is deemed deferred compensation subject to Internal Revenue Code Section 409A and the officer is then a “specified employee” as defined in Section 409A. It is the intent of the Company that any payment under this policy shall, to the extent subject to Section 409A of the Internal Revenue Code, be paid in compliance with Section 409A and the treasury regulations thereunder such that there will be no adverse tax consequences, interest or penalties as a result of the payments. However, in the event that the amounts payable or paid under this policy are subject to any taxes, penalties or interest under Section 409A, the Corporate Officer shall be solely liable for the payment of any such taxes, penalties or interest. 7.0 Accountability The General Counsel and the Senior Vice President of Human Resources shall be responsible for the execution and enforcement of this severance policy. 8.0 Monitoring Activities Subject to the provisions of Section 6.0 above, the General Counsel and Senior Vice President of Human Resources shall review and approve the payment of severance under this policy to any Corporate Officer to ensure that the policy is being applied correctly and consistently and that all conditions to receipt of the benefits under this policy have been met and continue to be met. The General Counsel and Senior Vice President of Human Resources shall prepare and approve the documentation relative to the Corporate Officer’s agreement with the Company on non-competition, non- solicitation, non-interference, confidentiality and release of claims.

7 9.0 Review Cycle This policy may be reviewed and revised at any time by the Compensation & Benefits Committee of the Board of Directors in consultation with the General Counsel and the Senior Vice President of Human Resources and shall be reviewed for potential revision approximately every three years. 10.0 Effective Date This policy is effective August 1, 2015.